UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2016

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive Latham, New York	12110
(Address of Principal Executive Offices)	(Zip Code)

(518) 795-1400
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2016, Michael Trimarchi, Vice President and Interim Chief Financial Officer of AngioDynamics, Inc. (the “Company” or “AngioDynamics”), notified the Company that he is resigning, and has accepted the position of Chief Accounting Officer at CommerceHub, a local, cloud-based technologies and services firm.  Mr. Trimarchi will remain with the Company until May 13, 2016 and assist in the Company’s continued efforts to identify a new CFO.  Mr. Trimarchi will not receive any severance or termination payments from the Company in connection with his resignation.

On April 18, 2016, the Company eliminated the position of Executive Vice President and Chief Commercial Officer, held by John Soto, effective May 2, 2016.  In consideration for a waiver and general release of claims executed by Mr. Soto in favor of the Company, Mr. Soto will receive severance payments equal to continuation of his annual base salary for a period of 12 months plus earned but unused vacation time.  AngioDynamics does not currently have plans to replace Mr. Soto or his position, as the Company will realign its reporting structure with direct oversight of the commercial organization by the Chief Executive Officer, James C. Clemmer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: April 20, 2016	By:	/s/ Stephen A. Trowbridge
Stephen A. Trowbridge
Senior Vice President and General Counsel